FIRST AMENDMENT TO

ETF DISTRIBUTION AGREEMENT

This first amendment ("Amendment") to the ETF Distribution Agreement (the "Agreement") dated as of December 6, 2022, by and between Victory Portfolios II and Foreside Fund Services (together, the "Parties") is effective as of May 23, 2023.

WHEREAS, the Parties desire to amend Exhibit A of the Agreement to reflect an updated Fund list; and

WHEREAS, Section 8(b) of the Agreement requires that all amendments and modifications to the Agreement be in writing and executed by the Parties.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.Capitalized terms not otherwise defined herein shall have the meanings set forth in Agreement.

2.Exhibit A of the Agreement is hereby deleted in its entirety and replaced in its entirety by Exhibit A attached hereto.

3.Except as expressly amended hereby, all of the provisions of the Agreement shall remain unamended and in full force and effect to the same extent as if fully set forth herein.

4.This Amendment shall be governed by, and the provisions of this Amendment shall be construed and interpreted under and in accordance with, the laws of the State of Delaware.

IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers.

VICTORY PORTFOLIOS II		FORESIDE FUND SERVICES, LLC
By:	/s/ James De Vries	By:	/s/ Teresa Cowan
Name: James De Vries		Name: Teresa Cowan
Title:	President	Title:	President
Date:	June 14, 2023	Date:	June 14, 2023

EXHIBIT A

Fund List

VictoryShares Developed Enhanced Volatility Wtd ETF VictoryShares Dividend Accelerator ETF VictoryShares International High Div Volatility Wtd ETF VictoryShares International Volatility Wtd ETF VictoryShares US 500 Enhanced Volatility Wtd ETF VictoryShares US 500 Volatility Wtd ETF VictoryShares US Discovery Enhanced Volatility Wtd ETF VictoryShares US EQ Income Enhanced Volatility Wtd ETF VictoryShares US Large Cap High Div Volatility Wtd ETF VictoryShares US Multi-Factor Minimum Volatility ETF VictoryShares US Small Cap High Div Volatility Wtd ETF VictoryShares US Small Cap Volatility Wtd ETF VictoryShares US Value Momentum ETF VictoryShares US Small Mid Cap Value Momentum ETF VictoryShares International Value Momentum ETF VictoryShares Emerging Markets Value Momentum ETF VictoryShares Core Short-Term Bond ETF VictoryShares Core Intermediate Bond ETF VictoryShares Nasdaq Next 50  ETF

VictoryShares Corporate Bond ETF VictoryShares Core Plus Intermediate Bond ETF VictoryShares THB Mid Cap ESG ETF VictoryShares WestEnd US Sector ETF VictoryShares Free Cash Flow ETF